UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

KENSINGTON CAPITAL ACQUISITION CORP. V

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40741	98-1592043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1400 Old Country Road, Suite 301 Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 674-6514

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and three-fourths of one redeemable warrant	KCGI.U	The New York Stock Exchange
Class A ordinary shares included as part of the units	KCGI	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	KCGI WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below is hereby incorporated by reference in this Item 3.02.

Item 8.01. Other Events.

On February 15, 2023, Kensington Capital Acquisition Corp. V (the “Company”) consummated the private placement of 3,680,000 warrants at a price of $0.75 per warrant (the “New Warrants”), generating total proceeds of $2,760,000. The New Warrants were purchased by Kensington Capital Sponsor V LLC (the “Sponsor”) and are substantially similar to the warrants issued to the Sponsor at the time of the Company’s initial public offering in August 2021 (the “IPO”). The New Warrants have been issued pursuant to, and are governed by, the Warrant Agreement that the Company entered into at the time of the IPO.

The proceeds received by the Company in connection with the issuance of the New Warrants have been deposited in the trust account (the “Trust Account”) established at the time of the IPO. In accordance with the Company’s Amended and Restated Memorandum and Articles of Association, the deposit of such proceeds into the Trust Account on or prior to February 17, 2023 will extend by six months the time the Company will have to consummate an initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2023

KENSINGTON CAPITAL ACQUISITION CORP. V

By:	/s/ Daniel Huber
Name:	Daniel Huber
Title:	Chief Financial Officer